Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each of the Neuberger Berman Income Funds Prospectuses and “Other Third-Party Service Providers to the Funds,” "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, each dated February 28, 2026, and each included in this Post-Effective Amendment No. 148 to the Registration Statement (Form N-1A, File No. 002-85229) of the Neuberger Berman Income Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 23, 2025, with respect to the financial statements and financial highlights of Neuberger Berman Core Bond Fund, Neuberger Berman Floating Rate Income Fund, Neuberger Berman High Income Bond Fund, Neuberger Berman Municipal High Income Fund, Neuberger Berman Municipal Impact Fund, Neuberger Berman Municipal Intermediate Bond Fund and Neuberger Berman Strategic Income Fund (seven of the series constituting Neuberger Berman Income Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 24, 2026